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Exhibit 99.1

DREXLER TECHNOLOGY TO ACQUIRE TWO GERMAN CARD COMPANIES; EUROPEAN CARD MANUFACTURING PLANT AND SYSTEMS GROUP BEING ADDED FOR GLOBAL EXPANSION

     Mountain View, Calif.-- November 13, 2003. - Drexler Technology Corporation (Nasdaq:DRXR), announced today that it has entered into a Letter of Intent to acquire two related German card companies, Challenge Card Design Plastikkarten GmbH of Rastede, Germany, and cards & more GmbH of Ratingen, Germany, including their sales operations in the USA and Korea. The Letter of Intent calls for acquisition of substantially all of the assets but not the liabilities of the two German companies in exchange for assumption of approximately $500,000 of debt and payment of approximately $5.5 million cash, consisting of approximately $3 million payable at closing and approximately $2.5 million payable in four equal annual installments.

     The acquisition will give Drexler Technology an established position in the European Union in the advanced-technology card market. Challenge Card Design
(CCD) and cards & more (C&M) have become recognized leaders in Europe as providers of advanced contactless card solutions, primarily in the consumer, event, and access control sectors. The final acquisition agreement is expected to be signed and announced in early 2004, after (1) a due diligence period is completed, including preparing financial statements for CCD and C&M in accordance with accounting principles generally accepted in the United States;
(2) the terms and conditions of the definitive agreement are negotiated; and (3) any required approvals are obtained.

     Drexler and the CCD-C&M team have worked together for the past four years to co-develop advanced secure optical card solutions for customers such as the Canadian and Italian government optical card programs. Two years ago, Drexler licensed rights and knowhow from the CCD-C&M group to enable the use of high resolution printed sheets in the manufacture of optical memory cards.

     The acquisition brings key assets to Drexler and strengthens the management team to facilitate more rapid global expansion. The acquisition adds six senior managers to the Drexler card group, each with between 10 to 20 years of experience in the global card market. The team is focused on expanding the recent launch of the optical card based Italian national ID card into other European countries, as well as upgrading existing CCD-C&M customers worldwide to add optical memory into ongoing programs wherever suitable. CCD and C&M will continue serving their existing customer base with their wide range of card-related products.

     The addition of the CCD card manufacturing plant in Rastede will add significant capacity and product flexibility to the Drexler product line. With expertise in contactless IC technology and high resolution security printing, the European factory base will position Drexler to move into new market areas. The European marketing base, along with the optical card manufacturing capability planned for the new operation in Germany, are intended to accelerate European acceptance of the use of optical memory products in EU government and business solutions.

     Challenge Card Design (www.challengecard.de) manufactures up to 20 million advanced-technology cards per year in its Rastede factory. Cards & more (www.cardsnmore.com) markets CCD cards and system solutions worldwide and is a major representative for Nisca, Eltron, and DII thermal card printers in Europe, the Middle East, and Africa. CCD and C&M have represented to Drexler Technology that the collective group filed income tax returns for the 2002 calendar year showing revenues of approximately $12 million and a

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pre-tax profit of approximately $450,000.


     Drexler plans to maintain the autonomy of the two operations in Germany, which employ approximately 70 people, and to develop the two groups into the core base of operations for international business expansion. Business benefits to Drexler from this acquisition include the potential expansion of optical card secure ID business, expansion of production capacity, enhanced production processes and efficiencies, wider market coverage and faster response, additional resources for evolving technical requirements, and improved management efficiency for addressing global card requirements. The combined group expects to achieve market growth based on the synergistic benefits of the merger, and have structured the acquisition to enhance this opportunity for all parties.

     Drexler Technology does not currently contemplate making any further announcements or providing any further information concerning its contemplated acquisition of CCD and C&M until early next year when the definitive agreement is executed or else when the parties decide not to proceed with the transaction.

     Based in Mountain View, Drexler Technology Corporation (www.drexlertechnology.com), manufactures LaserCard(R) optical memory cards and chip-ready optical memory cards. Drexler's wholly owned subsidiary, LaserCard Systems Corporation (www.lasercard.com), manufactures optical card read/write drives; develops optical card system software; and markets optical memory cards, card-related data systems, and peripherals.


Forward-Looking Statements: All statements contained in this press release that are not historical facts are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not historical facts or guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates. Forward-looking statements made in this release include statements as to current and potential market segments, customers, and applications for and deployment of the Company's and CCD-C&M products; the Company's expectation that it will complete the acquisition of CCD-C&M in early 2004 after a due diligence period is completed and will maintain the two German operations autonomous and as the core of international business expansion; statements as to the business benefits to the Company as a result of the acquisition--including technological and manufacturing benefits and anticipated business expansion. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, risks associated with doing business in and with foreign countries; the possibility that the proposed acquisition will not be completed due to issues raised during due diligence or failure to be able to timely negotiate a mutually acceptable agreement; lengthy sales cycles and changes in and reliance on government policy-making; risks and difficulties associated with development, manufacture, and deployment of optical cards, drives, and systems; the possibility that the acquired assets will have unexpected associated problems or that key German personnel will choose not to continue to be employed by the Company; the possibility that it will be difficult to integrate and manage disparate operations and that unanticipated costs will be incurred; the possibility that new or existing government customers will not fully implement their optical card programs as currently visualized or place follow-on orders; as well as other risk factors detailed in the Company's Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, the Company's future actual results could differ materially from the Company's expectations. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

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